UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34735	26-1251524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

227 West Monroe St., 27th Floor, Chicago, IL 60606

(312) 292-5000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On May 24, 2016, Joseph T. Ryerson & Son, Inc. (“JT Ryerson”), a wholly owned subsidiary of Ryerson Holding Corporation (the “Company”), entered into an indenture (the “Indenture”) with the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent, in connection with JT Ryerson’s previously announced offering of $650,000,000 aggregate principal amount of its 11.00% Senior Secured Notes due 2022 (the “2022 Notes”).

The net proceeds from the issuance of the 2022 Notes, along with available cash and/or borrowings under the Company’s senior secured asset-based revolving credit facility, will be used to (i) repurchase and/or redeem in full JT Ryerson’s 9% Senior Secured Notes due 2017 (the “2017 Notes”), plus accrued and unpaid interest thereon up to, but not including, the repayment date, (ii) repurchase up to $95 million of JT Ryerson’s 11.25% Senior Notes due 2018 (the “2018 Notes”), and (iii) pay related fees, expenses and premiums.

The 2022 Notes are guaranteed by the Company as well as certain subsidiaries of JT Ryerson. The 2022 Notes and the related guarantees are secured by a first-priority security interest in substantially all of JT Ryerson’s and each guarantor’s present and future assets located in the United States (other than receivables, inventory, money, deposit accounts and related general intangibles, certain other assets and proceeds thereof), subject to certain exceptions and customary permitted liens. The 2022 Notes and the related guarantees will also be secured on a second-priority basis by a lien on the assets that secure JT Ryerson’s and the Company’s obligations under their senior secured asset-based revolving credit facility. The 2022 Notes will mature on May 15, 2022. Interest on the 2022 Notes will be payable on May 15 and November 15 of each year, beginning on November 15, 2016.

The 2022 Notes will be redeemable, in whole or in part, at any time on or after May 15, 2019 at certain redemption prices. The redemption price for the 2022 Notes if redeemed during the twelve months beginning (i) May 15, 2019 is 105.500%, (ii) May 15, 2020 is 102.750%, and (iii) May 15, 2021 and thereafter is 100.000%. JT Ryerson may redeem some or all of the 2022 Notes before May 15, 2019 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. In addition, JT Ryerson may redeem up to 35% of the 2022 Notes before May 15, 2019 with respect to the 2022 Notes with the net cash proceeds from certain equity offerings at a price equal to 111.000%, with respect to the 2022 Notes, of the principal amount thereof, plus any accrued and unpaid interest, if any. In addition, JT Ryerson may be required to make an offer to purchase the 2022 Notes upon the sale of assets or upon a change of control.

The offering of the 2022 Notes was not registered under the Securities Act of 1933, as amended, and the 2022 Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The 2022 Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

In connection with the Offer (as defined below), on May 24, 2016, JT Ryerson entered into a Fourth Supplemental Indenture (the “Supplemental Indenture”), with the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, amending the indenture, dated as of October 10, 2012, by and among JT Ryerson, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (as amended and supplemented from time to time, the “2017 Indenture”), relating to its 9% Senior Secured Notes due 2017 (the “2017 Notes”). Pursuant to the Supplemental Indenture, the 2017 Indenture is amended to, among other things, (i) eliminate most of the restrictive covenants and certain of the events of default contained in the 2017 Indenture and (ii) permit a notice of redemption to holders whose notes are to be redeemed to be provided at least 3 days before a redemption date.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture. A copy of the Supplemental Indenture is attached as Exhibit 4.2 hereto and is incorporated by reference herein.

Item 8.01 Other Events.

On May 24, 2016, the Company announced that, as part of JT Ryerson’s previously announced cash tender offer for any and all of the outstanding 2017 Notes and the related consent solicitations (the “Offer”), as of 5:00 p.m., New York City time, on May 23, 2016 (the “Consent Time”), $560,098,000 million in aggregate principal amount of the 2017 Notes, representing approximately 98.3% of the aggregate principal amount then outstanding of the 2017 Notes, had been tendered. Payment for 2017 Notes validly tendered and not properly withdrawn on or prior to the Consent Time and accepted for purchase by JT Ryerson was made on May 24, 2016.

On May 24, 2016, JT Ryerson distributed an irrevocable notice of redemption to the holders of its 2017 Notes not accepted for tender on the May 24, 2016. The redemption of all of JT Ryerson’s outstanding 2017 Notes is scheduled to occur on May 27, 2016.

The Company issued a press release relating to the closing of the offering of the 2022 Notes, the early tender results and the distribution by JT Ryerson of the notice of redemption to the holders of the 2017 Notes. That press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

4.1	Indenture, dated as of May 24, 2016, by and among Joseph T. Ryerson & Son, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent

4.2	Fourth Supplemental Indenture, dated as of May 24, 2016, by and among Joseph T. Ryerson & Son, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee

99.1	Press Release, dated May 24, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2016

RYERSON HOLDING CORPORATION

By:	/s/ Hans Weinburger
Name: Hans Weinburger
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of May 24, 2016, by and among Joseph T. Ryerson & Son, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent

4.2	Fourth Supplemental Indenture, dated as of May 24, 2016, by and among Joseph T. Ryerson & Son, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee

99.1	Press Release, dated May 24, 2016